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                                                                    EXHIBIT 12.2


                             PACCAR Financial Corp.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       PURSUANT TO THE SUPPORT AGREEMENT
                       BETWEEN THE COMPANY AND PACCAR INC
                             (Thousands of Dollars)

                                                                                                     Nine Months Ended
                                                                                                        September 30
                                                                                                 1995                 1994
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
FIXED CHARGES
  Interest expense                                                                             $ 65,119              $44,397
  Facility and equipment rental                                                                     536                  509
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TOTAL FIXED CHARGES                                                                            $ 65,655              $44,906
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EARNINGS
  Income before income taxes                                                                   $ 33,855              $31,578
  Depreciation                                                                                    8,002                7,522
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                                                                                                 41,857               39,100

  Fixed charges                                                                                  65,655               44,906
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EARNINGS AS DEFINED                                                                            $107,512              $84,006
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RATIO OF EARNINGS TO FIXED CHARGES                                                                1.64X                1.87X
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





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